N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 19, 2021

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance; Guidance Update

CHICAGO, IL – July 19, 2021 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2021. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Six Months Ended June 30, 2021
For the quarter ended June 30, 2021, total revenues increased $63.3 million, or 24.9 percent, to $317.4 million compared to $254.1 million for the same period in 2020. For the quarter ended June 30, 2021, net income available for Common Stockholders increased $14.9 million, or $0.08 per Common Share, to $61.1 million, or $0.33 per Common Share, compared to $46.2 million, or $0.25 per Common Share, for the same period in 2020.
For the six months ended June 30, 2021, total revenues increased $78.9 million, or 14.8 percent, to $613.5 million compared to $534.6 million for the same period in 2020. For the six months ended June 30, 2021, net income available for Common Stockholders increased $13.2 million, or $0.07 per Common Share, to $126.3 million, or $0.69 per Common Share, compared to $113.1 million, or $0.62 per Common Share, for the same period in 2020.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended June 30, 2021, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $28.1 million, or $0.14 per Common Share, to $117.6 million, or $0.61 per Common Share, compared to $89.5 million, or $0.47 per Common Share, for the same period in 2020. For the six months ended June 30, 2021, FFO available for Common Stock and OP Unit holders increased $36.3 million, or $0.19 per Common Share, to $238.1 million, or $1.24 per Common Share, compared to $201.8 million, or $1.05 per Common Share, for the same period in 2020.
For the quarter ended June 30, 2021, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $27.4 million, or $0.14 per Common Share, to $118.3 million, or $0.61 per Common Share, compared to $90.9 million, or $0.47 per Common Share, for the same period in 2020. For the six months ended June 30, 2021, Normalized FFO available for Common Stock and OP Unit holders increased $36.6 million, or $0.19 per Common Share, to $240.9 million, or $1.25 per Common Share, compared to $204.3 million, or $1.06 per Common Share, for the same period in 2020.
For the quarter ended June 30, 2021, property operating revenues, excluding deferrals, increased $48.1 million to $295.1 million, compared to $247.0 million for the same period in 2020. For the six months ended June 30, 2021, property operating revenues, excluding deferrals, increased $63.7 million to $580.4 million, compared to $516.7 million for the same period in 2020. For the quarter ended June 30, 2021, income from property operations, excluding deferrals and property management, increased $27.1 million to $166.5 million, compared to $139.4 million for the same period in 2020. For the six months ended June 30, 2021, income from property operations, excluding deferrals and property management, increased $33.5 million to $336.8 million, compared to $303.3 million for the same period in 2020.
For the quarter ended June 30, 2021, Core property operating revenues, excluding deferrals, increased approximately 14.9 percent and Core income from property operations, excluding deferrals and property

i

management, increased approximately 15.6 percent compared to the same period in 2020. For the six months ended June 30, 2021, Core property operating revenues, excluding deferrals, increased approximately 8.5 percent and Core income from property operations, excluding deferrals and property management, increased approximately 8.2 percent compared to the same period in 2020.
Business Updates
Page 1 of this Earnings Release and Supplemental Financial Information provides an update on operations and guidance.
Investment Activity
In June 2021, we completed the acquisition of Pine Haven, a 629-site RV community located in Cape May, New Jersey, for a purchase price of $62.8 million. The acquisition was funded with the line of credit.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 19, 2021, we own or have an interest in 435 quality properties in 33 states and British Columbia consisting of 166,188 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 20, 2021, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning 2021 growth rates and Net Income and Normalized FFO per share data;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•in the age-qualified properties, home sales results could be impacted by the ability of potential home buyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

ii

•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of interest rates;
•the effect from any breach of our, or any of our vendors', data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2021 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) our ability to integrate and operate recent acquisitions in accordance with our estimates; (viii) completion of pending transactions in their entirety and on assumed schedule; (ix) ongoing legal matters and related fees; and (x) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2021 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers, and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we have implemented and may implement in response to the pandemic.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

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Supplemental Financial Information

Operations and Guidance Update

We have continued our strong performance in 2021, as marked by these key operational and financial accomplishments:
•Normalized FFO per common share on a fully diluted basis was $0.61 for the quarter ended June 30, 2021, 30% higher than the quarter ended June 30, 2020 and 28% higher than the quarter ended June 30, 2019.
•Core Portfolio generated growth of 16% in income from property operations, excluding deferrals and property management, for the second quarter of 2021 compared to the second quarter of 2020.
•MH occupancy within our Core Portfolio increased by 68 sites from March 31, 2021.
•Membership sales and expenses, consisting of membership upgrade sales and expenses, as well as commissions on camping and Trails Collection passes, contributed $2.9 million for the quarter ended June 30, 2021, an increase of $2.1 million, or 277%, compared to the second quarter of 2020.
•All properties continue to be open subject to seasons of operation and state and local guidelines.
•Core Transient RV base rental income for the 4th of July holiday weekend grew 21% over 2019.

3rd Quarter and 2021 Full Year Guidance (1)

	3rd Quarter	Full Year
Core MH rate growth	4.2%	4.2%
Core RV Annual rate growth	4.8%	4.1%
Core Income from property operations, excluding deferrals and property management growth rate(2)	8.7% to 9.3%	7.4% to 8.4%
Net Income/share	$0.33 to $0.39	$1.35 to $1.45
Normalized FFO/share	$0.59 to $0.65	$2.42 to $2.52
_______________________
(1)    Core MH and RV Annual rate growth estimates for 2021 represent management's estimate of the most likely outcome. Third quarter and full year 2021 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2021 guidance assumptions.
(2)    Third quarter 2021 includes a projected increase of approximately $3.5 million in Core RV transient base rental income compared to the third quarter of 2020.

2Q 2021 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage (1)
Bank of America Securities	Berenberg Bank	BMO Capital Markets
Jeffrey Spector/ Joshua Dennerlein	Keegan Carl	John Kim

Citi Research	Colliers Securities	Evercore ISI
Michael Bilerman/ Nick Joseph	David Toti	Steve Sakwa/ Samir Khanal

Green Street Advisors	RBC Capital Markets	Robert W. Baird & Company
John Pawlowski	Brad Heffern	Wes Golladay

UBS	Wells Fargo Securities
Michael Goldsmith	Todd Stender

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

2Q 2021 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	Jun 30, 2020
Operating Information
Total revenues	$317.4	$296.0	$271.9	$285.0	$254.1
Net income	$64.1	$69.0	$68.4	$53.5	$48.9
Net income available for Common Stockholders	$61.1	$65.2	$64.6	$50.6	$46.2
Adjusted EBITDAre (1)	$144.6	$147.9	$133.1	$129.7	$116.2
FFO available for Common Stock and OP Unit holders (1)(2)	$117.6	$120.6	$108.9	$95.8	$89.5
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$118.3	$122.6	$108.9	$105.5	$90.9
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$99.0	$111.0	$91.1	$90.0	$75.6

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	192,847	192,779	192,710	192,704	192,636
Weighted average Common Shares and OP Units outstanding - Fully Diluted	192,701	192,685	192,578	192,537	192,542
Net income per Common Share - Fully Diluted (3)	$0.33	$0.36	$0.35	$0.28	$0.25
FFO per Common Share and OP Unit - Fully Diluted	$0.61	$0.63	$0.57	$0.50	$0.47
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.61	$0.64	$0.57	$0.55	$0.47
Dividends per Common Share	$0.3625	$0.3625	$0.3425	$0.3425	$0.3425

Balance Sheet
Total assets	$4,824	$4,786	$4,419	$4,260	$4,268
Total liabilities	$3,522	$3,481	$3,114	$2,961	$2,961

Market Capitalization
Total debt (4)	$3,010	$3,012	$2,695	$2,529	$2,522
Total market capitalization (5)	$17,340	$15,280	$14,905	$14,342	$14,558

Ratios
Total debt / total market capitalization	17.4%	19.7%	18.1%	17.6%	17.3%
Total debt / Adjusted EBITDAre (6)	5.4	5.7	5.2	5.0	5.0
Interest coverage (7)	5.4	5.2	5.1	4.9	4.9
Fixed charges(8)	5.3	5.1	5.0	4.9	4.9

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1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $30.1 million as of June 30, 2021.
5.See page 15 for the calculation of market capitalization as of June 30, 2021.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2021 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Investment in real estate:
Land	$1,877,023	$1,676,636
Land improvements	3,702,696	3,543,479
Buildings and other depreciable property	1,027,716	940,311
	6,607,435	6,160,426
Accumulated depreciation	(2,014,797)	(1,924,585)
Net investment in real estate	4,592,638	4,235,841
Cash and restricted cash	44,753	24,060
Notes receivable, net	38,072	35,844
Investment in unconsolidated joint ventures	20,496	19,726
Deferred commission expense	45,288	42,472
Other assets, net	82,760	61,026
Total Assets	$4,824,007	$4,418,969

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,621,130	$2,444,930
Term loan, net	297,261	—
Unsecured line of credit	62,000	222,000
Accounts payable and other liabilities	164,331	129,666
Deferred membership revenue	167,631	150,692
Accrued interest payable	8,753	8,336
Rents and other customer payments received in advance and security deposits	130,903	92,587
Distributions payable	70,007	66,003
Total Liabilities	3,522,016	3,114,214
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2021 and December 31, 2020; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 183,754,301 and 182,230,631 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	1,827	1,813
Paid-in capital	1,424,350	1,411,397
Distributions in excess of accumulated earnings	(185,930)	(179,523)
Accumulated other comprehensive income (loss)	239	—
Total Stockholders’ Equity	1,240,486	1,233,687
Non-controlling interests – Common OP Units	61,505	71,068
Total Equity	1,301,991	1,304,755
Total Liabilities and Equity	$4,824,007	$4,418,969

2Q 2021 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Income Statements

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$255,698	$217,963	$504,720	$457,309
Annual membership subscriptions	14,267	12,961	27,921	26,034
Membership upgrade sales current period, gross	9,207	5,048	19,221	9,891
Membership upgrade sales upfront payments, deferred, net	(6,454)	(2,666)	(13,881)	(5,208)
Other income	14,185	9,680	24,706	20,739
Gross revenues from home sales	24,427	8,866	39,647	20,175
Brokered resale and ancillary services revenues, net	3,129	(575)	5,466	363
Interest income	1,742	1,791	3,509	3,598
Income from other investments, net	1,222	1,022	2,158	1,665
Total revenues	317,423	254,090	613,467	534,566

Expenses:
Property operating and maintenance	102,663	85,265	191,536	168,899
Real estate taxes	17,896	16,668	35,746	33,509
Sales and marketing, gross	6,298	4,276	12,474	8,254
Membership sales commissions, deferred, net	(1,438)	(481)	(2,937)	(697)
Property management	16,560	14,813	31,940	29,817
Depreciation and amortization	48,316	38,332	93,714	77,356
Cost of home sales	23,856	8,850	38,724	20,761
Home selling expenses	1,346	1,081	2,652	2,294
General and administrative	10,228	10,609	20,740	21,464
Other expenses	800	639	1,498	1,227
Early debt retirement	755	—	2,784	1,054
Interest and related amortization	27,131	26,249	53,406	52,322
Total expenses	254,411	206,301	482,277	416,260
Loss on sale of real estate, net	—	—	(59)	—
Income before equity in income of unconsolidated joint ventures	63,012	47,789	131,131	118,306
Equity in income of unconsolidated joint ventures	1,068	1,064	1,936	1,271
Consolidated net income	64,080	48,853	133,067	119,577

Income allocated to non-controlling interests – Common OP Units	(3,021)	(2,658)	(6,768)	(6,507)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$61,051	$46,187	$126,291	$113,062

2Q 2021 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 8 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 17 - 19.

2Q 2021 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2021
Income from property operations, excluding deferrals and property management - 2021 Core (1)	$161.3
Income from property operations, excluding deferrals and property management - Non-Core (1)	5.2
Property management and general and administrative	(26.8)
Other income and expenses	5.7
Interest and related amortization	(27.1)
Normalized FFO available for Common Stock and OP Unit holders (2)	$118.3
Early debt retirement	(0.7)
FFO available for Common Stock and OP Unit holders (2)	$117.6

FFO per Common Share and OP Unit - Fully Diluted	$0.61
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.61

Normalized FFO available for Common Stock and OP Unit holders (2)	$118.3
Non-revenue producing improvements to real estate	(19.3)
FAD for Common Stock and OP Unit holders (2)	$99.0

Weighted average Common Shares and OP Units - Fully Diluted	192.7

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1.See page 10 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 11 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 8 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.

2Q 2021 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income available for Common Stockholders	$61,051	$46,187	$126,291	$113,062
Income allocated to non-controlling interests – Common OP Units	3,021	2,658	6,768	6,507
Membership upgrade sales upfront payments, deferred, net	6,454	2,666	13,881	5,208
Membership sales commissions, deferred, net	(1,438)	(481)	(2,937)	(697)
Depreciation and amortization	48,316	38,332	93,714	77,356
Depreciation on unconsolidated joint ventures	184	184	367	361
Loss on sale of real estate, net	—	—	59	—
FFO available for Common Stock and OP Unit holders	117,588	89,546	238,143	201,797
Early debt retirement	755	—	2,784	1,054
COVID-19 expenses	—	1,407	—	1,446
Normalized FFO available for Common Stock and OP Unit holders	118,343	90,953	240,927	204,297
Non-revenue producing improvements to real estate	(19,308)	(15,330)	(30,892)	(26,796)
FAD for Common Stock and OP Unit holders	$99,035	$75,623	$210,035	$177,501

Net income available per Common Share - Basic	$0.33	$0.25	$0.69	$0.62
Net income available per Common Share - Fully Diluted (1)	$0.33	$0.25	$0.69	$0.62

FFO per Common Share and OP Unit - Basic	$0.61	$0.47	$1.24	$1.05
FFO per Common Share and OP Unit - Fully Diluted	$0.61	$0.47	$1.24	$1.05

Normalized FFO per Common Share and OP Unit - Basic	$0.61	$0.47	$1.25	$1.06
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.61	$0.47	$1.25	$1.06

Weighted average Common Shares outstanding - Basic	182,337	181,833	182,142	181,781
Weighted average Common Shares and OP Units outstanding - Basic	192,490	192,315	192,454	192,267
Weighted average Common Shares and OP Units outstanding - Fully Diluted	192,701	192,542	192,668	192,538

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1.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2021 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
MH base rental income (2) (3)	$150.1	$142.6	$299.1	$284.0
Rental home income (3)	4.3	4.1	8.6	8.1
RV and marina base rental income (3) (4)	89.0	60.1	172.6	141.2
Annual membership subscriptions	14.3	13.0	27.9	26.0
Membership upgrade sales current period, gross	9.2	5.0	19.2	9.9
Utility and other income (3)	28.2	22.2	53.0	47.5
Property operating revenues	295.1	247.0	580.4	516.7

Property operating, maintenance and real estate taxes (3)	121.0	102.1	228.5	202.5
Rental home operating and maintenance	1.3	1.3	2.6	2.6
Sales and marketing, gross	6.3	4.2	12.5	8.3
Property operating expenses	128.6	107.6	243.6	213.4
Income from property operations, excluding deferrals and property management (1)	$166.5	$139.4	$336.8	$303.3

Manufactured home site figures and occupancy averages:
Total sites	73,182	72,362	73,088	72,307
Occupied sites	69,405	68,613	69,354	68,554
Occupancy %	94.8%	94.8%	94.9%	94.8%
Monthly base rent per site	$721	$693	$719	$690

RV and marina base rental income:
Annual	$58.8	$47.1	$113.3	$94.4
Seasonal	7.4	5.2	22.8	27.8
Transient	22.8	7.8	36.5	19.0
Total RV and marina base rental income	$89.0	$60.1	$172.6	$141.2

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1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.See the manufactured home site figures and occupancy averages included below within this table.
3.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Income Statements on page 5. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
4.See RV and marina base rental income detail included below within this table.

2Q 2021 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2021	2020	Change (2)	2021	2020	Change (2)
MH base rental income (3)	$149.2	$142.5	4.7%	$297.3	$283.9	4.7%
Rental home income	4.3	4.1	4.6%	8.6	8.1	6.1%
RV and marina base rental income (4)	79.4	60.1	32.0%	156.3	141.2	10.7%
Annual membership subscriptions	14.3	13.0	10.1%	27.9	26.0	7.2%
Membership upgrade sales current period, gross	9.2	5.0	82.4%	19.2	9.9	94.3%
Utility and other income	27.3	22.3	22.9%	51.5	47.6	8.2%
Property operating revenues	283.7	247.0	14.9%	560.8	516.7	8.5%

Property operating, maintenance and real estate taxes (5)	114.8	101.9	12.7%	217.5	202.3	7.5%
Rental home operating and maintenance	1.3	1.2	3.4%	2.5	2.6	(2.8)%
Sales and marketing, gross	6.3	4.3	47.2%	12.5	8.3	51.1%
Property operating expenses	122.4	107.4	13.9%	232.5	213.2	9.1%
Income from property operations, excluding deferrals and property management (1)	$161.3	$139.6	15.6%	$328.3	$303.5	8.2%

Occupied sites (6)	69,022	68,679

Core manufactured home site figures and occupancy averages:
Total sites	72,429	72,087		72,334	72,033
Occupied sites	68,955	68,599		68,911	68,543
Occupancy %	95.2%	95.2%		95.3%	95.2%
Monthly base rent per site	$721	$693		$719	$690

Core RV and marina base rental income:
Annual (7)	$50.8	$47.1	7.6%	$99.9	$94.5	5.8%
Seasonal	6.8	5.2	31.1%	21.8	27.8	(21.7)%
Transient	21.8	7.8	180.3%	34.6	18.9	83.0%
Total RV and marina base rental income	$79.4	$60.1	32.0%	$156.3	$141.2	10.7%

______________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net.
2.Calculations prepared using actual results without rounding.
3.See Core manufactured home site figures and occupancy averages included below within this table.
4.See Core RV base rental income detail included below within this table.
5.Includes bad debt expense for the periods presented.
6.Occupied sites are presented as of the end of the period. Occupied sites have increased by 153 from 68,869 at December 31, 2020.
7.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.

2Q 2021 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2021	June 30, 2021
MH base rental income	$0.9	$1.8
Rental home income	—	—
RV and marina base rental income	9.7	16.3
Utility and other income	0.8	1.4
Property operating revenues	11.4	19.5

Property operating expenses (2)	6.2	11.0
Income from property operations, excluding deferrals and property management (1)	$5.2	$8.5

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

2Q 2021 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Manufactured homes:
Rental operations revenues (1)	$12.3	$11.9	$24.7	$23.6
Rental home operations expense	1.3	1.2	2.5	2.6
Income from rental home operations	11.0	10.7	22.2	21.0
Depreciation on rental homes (2)	2.7	2.7	5.3	5.5
Income from rental operations, net of depreciation	$8.3	$8.0	$16.9	$15.5

Occupied rentals: (3)
New	3,303	3,291
Used	491	632
Total occupied rental sites	3,794	3,923

	As of June 30, 2021		As of June 30, 2020
Cost basis in rental homes: (4)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$230.4	$188.3	$235.5	$202.1
Used	17.7	9.3	17.7	10.4
Total rental homes	$248.1	$197.6	$253.2	$212.5

______________________
1.For the quarters ended June 30, 2021 and 2020, approximately $8.1 million and $7.8 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. For the six months ended June 30, 2021 and 2020, approximately $16.2 million and $15.6 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on page 10. The remainder of the rental operations revenue is included in Rental home income for the quarters ended June 30, 2021 and 2020 in the Core Income from Property Operations on page 10.
2.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Income Statements on page 5.
3.Occupied rentals as of the end of the period in our Core portfolio. Included in the quarters ended June 30, 2021 and 2020 were 282 and 283 homes rented through ECHO Financing LLC ("ECHO joint venture"), respectively. As of June 30, 2021 and 2020, the rental home investment associated with the ECHO joint venture totaled approximately $11.1 million and $11.4 million, respectively.
4.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture. As of June 30, 2021 and 2020, our investment in the ECHO joint venture was approximately $17.7 million and $17.1 million, respectively.

2Q 2021 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of June 30, 2021
Sites (1)
MH sites	73,300
RV sites:
Annual	32,200
Seasonal (2)	10,700
Transient	14,700
Marina slips	6,800
Membership (3)	24,800
Joint Ventures (4)	3,600
Total (5)	166,200

Home Sales - Select Data
	Quarters Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total New Home Sales Volume (6)	295	133	487	288
New Home Sales Volume - ECHO joint venture	16	11	24	23
New Home Sales Gross Revenues (6)	$23,320	$7,552	$37,658	$16,934

Total Used Home Sales Volume	108	136	210	330
Used Home Sales Gross Revenues	$1,107	$1,314	$1,989	$3,241

Brokered Home Resales Volume	212	111	372	287
Brokered Home Resale Revenues, net	$376	$178	$649	$439

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Includes sites reserved but not used by seasonal customers due to travel restrictions.
3.Sites primarily utilized by approximately 123,400 members. Includes approximately 6,210 sites rented on an annual basis.
4.Joint ventures have approximately 2,900 annual Sites, 200 seasonal Sites, and 500 transient Sites.
5.Total does not foot due to rounding.
6.Total new home sales volume includes home sales from our ECHO joint venture. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

2Q 2021 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	2017	2018	2019	2020	Six Months Ended June 30, 2021
Member Count (1)	106,456	111,094	115,680	116,169	123,422
Thousand Trails Camping Pass (TTC) Origination	31,618	37,528	41,484	44,129	27,639
TTC Sales	14,128	17,194	19,267	20,587	13,456
RV Dealer TTC Activations	17,490	20,334	22,217	23,542	14,183
Number of annuals (2)	5,843	5,888	5,938	5,986	6,210
Number of upgrade sales (3)	2,514	2,500	2,919	3,373	2,616

(In thousands, unaudited)
Annual membership subscriptions	$45,798	$47,778	$51,015	$53,085	$27,921
RV base rental income from annuals	$16,841	$18,363	$19,634	$20,761	$11,069
RV base rental income from seasonals/transients	$18,231	$19,840	$20,181	$18,126	$10,809
Membership upgrade sales current period, gross	$14,130	$15,191	$19,111	$21,739	$19,221
Utility and other income	$2,254	$2,410	$2,422	$2,426	$1,000

______________________
1.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

2Q 2021 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2021

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,648	88.0%
Unsecured Debt			362	12.0%
Total Debt (1)			$3,010	100.0%	17.4%

Common Shares	183,754,301	95.3%
OP Units	9,092,478	4.7%
Total Common Shares and OP Units	192,846,779	100.0%
Common Stock price at June 30, 2021	$74.31
Fair Value of Common Shares and OP Units			$14,330	100.0%
Total Equity			$14,330	100.0%	82.6%

Total Market Capitalization			$17,340		100.0%

______________________
1.    Excludes deferred financing costs of approximately $30.1 million.

2Q 2021 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2021
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2021	$—	—%	$—	—%	$—	—%	—%
2022	79,608	4.27%	—	—%	79,608	2.70%	4.27%
2023	97,884	4.98%	—	—%	97,884	3.32%	4.98%
2024	10,332	5.49%	—	—%	10,332	.35%	5.49%
2025	97,143	3.45%	—	—%	97,143	3.30%	3.45%
2026	—	—%	300,000	1.79%	300,000	10.18%	1.79%
2027	—	—%	—	—%	—	—%	—%
2028	214,644	4.19%	—	—%	214,644	7.28%	4.19%
2029	—	—%	—	—%	—	—%	—%
2030	275,385	2.69%	—	—%	275,385	9.34%	2.69%
Thereafter	1,872,959	3.63%	—	—%	1,872,959	63.53%	3.63%
Total	$2,647,955	3.65%	$300,000	1.79%	$2,947,955	100.0%	3.46%

Unsecured Line of Credit (1)	—		62,000		62,000

Note Premiums	501		—		501

Total Debt	2,648,456		362,000		3,010,456

Deferred Financing Costs	(27,326)		(2,739)		(30,065)

Total Debt, net	$2,621,130		$359,261		$2,980,391		3.38%	(2)

Average Years to Maturity	12.4		4.7		11.5

______________________
1.Reflects outstanding balance on our existing line of credit as of June 30, 2021.
2.Reflects effective interest rate for the quarter ended June 30, 2021, including amortization of note premiums and deferred financing costs.

2Q 2021 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2021 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2021	2020	2021	2020
Net income available for Common Stockholders	$61,051	$46,187	$126,291	$113,062
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,021	2,658	6,768	6,507
Equity in income of unconsolidated joint ventures	(1,068)	(1,064)	(1,936)	(1,271)
Income before equity in income of unconsolidated joint ventures	63,012	47,789	131,131	118,306
Loss on sale of real estate, net	—	—	59	—
Membership upgrade sales upfront payments, deferred, net	6,454	2,666	13,881	5,208
Gross revenues from home sales	(24,427)	(8,866)	(39,647)	(20,175)
Brokered resale and ancillary services revenues, net	(3,129)	575	(5,466)	(363)
Interest income	(1,742)	(1,791)	(3,509)	(3,598)
Income from other investments, net	(1,222)	(1,022)	(2,158)	(1,665)
Membership sales commissions, deferred, net	(1,438)	(481)	(2,937)	(697)
Property management	16,560	14,813	31,940	29,817
Depreciation and amortization	48,316	38,332	93,714	77,356
Cost of home sales	23,856	8,850	38,724	20,761
Home selling expenses	1,346	1,081	2,652	2,294
General and administrative	10,228	10,609	20,740	21,464
Other expenses	800	639	1,498	1,227
Early debt retirement	755	—	2,784	1,054
Interest and related amortization	27,131	26,249	53,406	52,322
Income from property operations, excluding deferrals and property management	166,500	139,443	336,812	303,311
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(5,016)	(2,185)	(10,944)	(4,511)
Property management	(16,560)	(14,813)	(31,940)	(29,817)
Income from property operations	$144,924	$122,445	$293,928	$268,983
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

2Q 2021 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2021	2020	2021	2020
Consolidated net income	$64,080	$48,853	$133,067	$119,577
Interest income	(1,742)	(1,791)	(3,509)	(3,598)
Membership upgrade sales upfront payments, deferred, net	6,454	2,666	13,881	5,208
Membership sales commissions, deferred, net	(1,438)	(481)	(2,937)	(697)
Real estate depreciation and amortization	48,316	38,332	93,714	77,356
Other depreciation and amortization	740	639	1,444	1,227
Interest and related amortization	27,131	26,249	53,406	52,322
Loss on sale of real estate, net	—	—	59	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	273	279	519	542
EBITDAre	143,814	114,746	289,644	251,937
Early debt retirement	755	—	2,784	1,054
COVID-19 expenses	—	1,407	—	1,446
Adjusted EBITDAre	$144,569	$116,153	$292,428	$254,437
CORE. The Core properties include properties we owned and operated during all of 2020 and 2021. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2020 and 2021. This includes, but is not limited to, one MH community, seven RV communities and one marina acquired during 2020 and two RV communities and eleven marinas acquired during 2021.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2021 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.